(KFKI)

                SHAREHOLDERS AGREEMENT


concluded between the following Parties:

KFKI Computer Systems Corporation, (registered under the laws of
Hungary, and represented by Laszlo Szonyi, having its registered office at 1121 Budapest, Konkoly Thege M. 29-33) hereinafter referred to as "KFKI"

AND

Hungarian Teleconstruct Corp. (registered in Delaware and represented by Richard L. Fry, President), having its registered office at 445 Park Avenue, New York, NY 10022, hereinafter referred to as "HTEL"

hereinafter jointly referred to as the "Parties,"

Whereas EUNET Hungary (hereinafter referred to as the "Company") is under purchase by HTEL based on the Business Share Purchase
Agreement signed simultaneously with concluding the present
Agreement and

Whereas HTEL has the capacity to develop the Company and both
Parties have a mutual interest to create strategic alliance binding for the Parties and for the Company as well in respect of their business activity now therefore the Parties have agreed on the following terms:

Definition:

In this agreement the following expressions hall have the following meanings:

:IPO" - "Initial Public Offering" of EuroWeb Rt. stock for trading as an "Rt." listed on the Budapest Stock Exchange.
"EuroWeb" - EuroWeb Rt. a stock company to be established or/and acquired by HTEL.
"closing the acquisition" - means the execution (signing by the relevant Parties) of the Business Share Purchase Agreement and the Shareholders Agreement.
"Due Diligence process - means the investigation of the Company made by HTEL according to the Memorandum of Understanding.

I. Preliminaries

1.  The Parties have signed the Memorandum of Understanding
(hereinafter referred to as MoU) on 2 December 1996, in order to lay down the basic terms of the acquisition of the Company and the future cooperation of the Parties.

2. HTEL escrowed on 4 December 1996, US$ 400,000 in cash funds and shall hand over to KFKI, or to the other legal entity nominated by KFKI, three (3) HTEL common stock certificates each with a value of US$ 200,000 until January 2, 1997 latest. Parties agree that the price of the stocks that will determine the number of the HTEL common stocks is US$ 2.5/shares, which results in 80,000 shares for each certificates.

     a. The escrowed US$ 400,000 is the initial installment of the purchase price of the Company shares, according to the terms of the Business Share Purchase Agreement.

     b. Two of the three HTEL common stock certificates are the second installment of the purchase price of the Company shares, according to the terms of the Business Share
     Purchase Agreement.

     c. The third HTEL common stock certificates acts as security of HTEL's obligation stipulated in article II. 1.2.

3.   HTEL undertakes:

     - to buy back from KFKI, or from the other legal entity nominated by KFKI one of the stock certificates of US$ 200,000 which was provided according to Article 2.b against cash payment of US$ 200,000, on the close of the IPO but not later than May 15, 1997.

     - to exchange the other stock certificate of US$ 200,000 which was provided according to Article 2.c for EuroWeb shares or to get back paying US$ 200,000 cash to KFKI, or to the other legal entity nominated by KFKI, if EuroWeb shares shall not be handed over to KFKI, or to the other legal entity nominated by KFKI until June 15, 1997 latest.

4.   HTEL warrants that:

     - by handing over the stock certificates to KFKI, or to the other legal entity nominated by KFKI, KFKI or the other legal entity nominated by KFKI will be in the legal position to dispose over the HTEL common stocks, and no other documents are needed for establishing the unrestricted ownership right of the KFKI or to the other legal entity nominated by KFKI over the common stocks from the date of the handing over the stock certificates to KFKI, or to the other legal entity nominated by KFKI.

     - the stock certificates provided as stipulated under
     article 1.2 are endorsed by HTEL to KFKI, or to the other legal entity nominated by KFKI, and are endorsable by KFKI, or by the nominated legal entity, without any restrictions from the date of the handing over.

5. The obligations of HTEL stipulated under 1.3 are guaranteed by EUNET Hungary based on a separate written guarantee. HTEL guarantees that itself and EuroWeb, the company into which EUNET Hungary will be merged according to article II 1.1 will honor this commitment of EUNET Hungary. Moreover, HTEL guarantees that EuroWeb also will provide a guarantee for above mentioned obligations of HTEL.

II.  Consensus
II.I
HTEL undertakes:

1.  EUnet Hungary shall be merged, with all other Hungarian
Internet service providers to be acquired by HTEL, into EuroWeb.
HTEL shall introduce EuroWeb at the Budapest stock Exchange.

2. Upon successful listing of the EuroWeb stock, on the BSE but not later than June 15, 1997 HTEL will issue and hand over US$ 200,000 of stock of EuroWeb to KFKI at the identical price of the stock issue (actually sells the stock to KFKI for a symbolic amount of US$ 10).

3. HTEL undertakes to list EuroWeb in the Budapest Stock Exchange not later than 15th June 1997.

4. HTEL undertakes the obligation that payment obligations of the Company to KFKI shall be paid by the Company or its successors not later then closing of IPO or May 15, 1997, which is the earliest.

II.2
KFKI undertakes:

1. KFKI shall arrange its pending matters with EUnet Hu, based on the balance sheet of EUnet Hungary of November 30, 1996, according to the terms of the Protocol signed by the parties on December 10, 1996.

2. KFKI will return to HTEL one US$ 200,000 common stock certificate upon satisfactory compliance by HTEL of the terms of section II.1.2.

II.3
Parties agree:

1. A representative of KFKI will be appointed both to the Board of Directors and the Supervisory Board of EuroWeb.

2. The staff of EUnet Hungary, with the exception of one commuting, will be transferred to EuroWeb and employed for a minimum of 6 months at least under the same terms and conditions of employment as under their existing contracts. HTEL will make a best effort to utilize him in the city of his residence.

3. EuroWeb will appoint a key account manager agreed by both parties, under terms and conditions of employment agreed by both parties to act as the prime interface between KFKI and EuroWeb and to be responsible for major accounts where both parties are under contract or are considering or negotiating a contract or where there is a prospect of using any of the services of KFKI as defined in article 8.a.

4. HTEL, EuroWeb and KFKI undertake that they will not approach or offer any inducements to employment of each others' staff without prior agreement.

5. EuroWeb will seek to maintain good strategic relationships with EUnet International and will make best endeavors to promote their services where EUnet International and EuroWeb are not in direct competition.

6. HTEL will grant to EUnet International a stock of US$ 50,000 in EuroWeb free of charge at the close of the IPO to improve their relationship. In addition EUnet International can participate in the IPO under the conditions established by the securities underwriter.

7. KFKI also can participate in the IPO under the conditions established by the securities underwriter.

8. Parties agree to share the Internet related activity between each other as follows:

     a. KFKI will seek to provide for corporate customers consultancy on strategic information systems planning, systems design including network design systems integration, network installation, Intranet systems, application development, systems support and operation not directly related to the provision of Internet services. These will hereafter be referred to as KFKI services.

     b. EuroWeb will seek to provide for customers Internet services including Internet access provision and Value Added Services as for example media services, graphics, Web page design. These will hereafter be referred to as EuroWeb services.

     c. EuroWeb, its parent company, or its subsidiaries will not compete with KFKI either alone or in partnership with others in the provision of KFKI services and KFKI, and its subsidiaries will similarly not compete in EuroWeb services.

     d. KFKI and EuroWeb agree that they will each sub-contract for the services of the other partner whenever the corporate customer requires and allows.

     e. KFKI and EuroWeb undertake to actively promote each others' services with corporate customers.

     f. KFKI and EuroWeb undertake to share marketing information in Hungary and Central and Eastern Europe related to their respective services.

III.I

HTEL undertakes to secure the provisions under article II.3 of this agreement. If EuroWeb fails to act according to the agreed terms it shall be regarded the material breach of HTEL.

HTEL grants that all and each obligations undertaken by HTEL according to the present agreement and other related agreements shall be binding on its successors, assigns or/and its parent company such as EuroWeb.

IV.
Indemnification

HTEL undertakes to indemnify, save and hold harmless KFKI for any and all costs or loss of profit which may arise out of or in connection with the breach of the terms of this agreement. If HTEL, its successors or/and EuroWeb do not meet their obligations under this agreement, KFKI, at his own discretion, is entitled to get cash compensation or/and additional HTEL/EuroWeb or/and other shares in the value being in the proportion of the damage or/and injury suffered by KFKI.


IV Closing Provisions

1. Parties warrant that the information they gathered during due diligence they will keep as business secrets and will not make it known to any third party. The obligations of confidentiality in this article shall survive the termination of this agreement.

2. The individual person signing this agreement on behalf of HTEL and KFKI confirm by their signatures that they are fully entitled and allowed to represent HTEL and KFKI, that no further signatures are required to constitute an agreement legally binding to the Parties. The Parties hereto warrant that the officers mentioned below have the signing and representation authority to conclude the present agreement.

3.  Simultaneously with concluding the present Shareholders
Agreement, the Business Share Purchase Agreement is concluded by the Parties. Parties agree that these agreements are to be deemed as a contractual agreement as a whole.

4. This agreement remains in force until December 31, 1997 or for the period as far as KFKI owns EuroWeb shares, whichever is the latest.

5. This agreement is governed by Hungarian law. The agreement is duly signed in four copies in English.

This Agreement comes into force on the date of signing by the Parties.

December 13, 1996, Budapest


For and on behalf of HTEL     For and on behalf of KFKI



/s/ Richard L. Fry            /s/Laszlo Szonyi    .

Richard L. Fry, President     Laszlo Szonyi, Managing
Director



Before us as witnesses:

Name: JWC Sackman       Name: Kren Emil



           BUSINESS SHARE PURCHASE AGREEMENT


concluded between the following Parties:

KFKI Computer Systems Corporation., (registered under the laws of
Hungary, and represented by Laszlo Szonyi)) having its registered office at 1121 Budapest, Konkoly Thege M. 29-33) as seller, hereinafter referred to as "Seller"

AND

Hungarian Teleconstruct Corp. (registered in Delaware and represented by Richard L. Fry, President), having its registered office at 445 Park Avenue, New York, NY 10022, as buyer, hereinafter referred to as Buyer" or "HTEL."

hereinafter jointly referred to as the "Parties."

                     Definitions:

In this agreement the following expressions hall have the following meanings:

"closing the acquisition" - means the execution (signing by the relevant Parties) of the Business Share Purchase Agreement and the Shareholders Agreement.
"Due Diligence process" - means the investigation of the Company made by HTEL according to the Memorandum of Understanding. "Memorandum of Understanding" - means the agreement signed by the Parties on December 2, 1996, hereinafter referred to as MoU



                  OBJECT OF PURCHASE

1. The Seller is the sole owner of EUnet Hungary Ltd. (in
Hungarian: EUnet Magyarorszag Halozati Szolgaltato Korlatolt Felelossegu Tarsasag) having its registered office at 1035 Budapest, Miklos ter 1 and registered by the Municipal Court of Budapest, as Court of Registration - hereinafter referred to as "Company."

The stock capital of the Company is 10,000,000 HUF, (in words ten million Hungarian forints), which has been paid up in total for the Company.

2. The Seller warrants that it is the sole owner of the Company and its proprietary ratio corresponds to the figure given in
Article 1. The Seller warrants that it has the full and unconditional right of disposal to the shares, hereinafter referred to as the "business shares" and that no other party has any right whatsoever to an ownership in the Company.


                       PURCHASE

3.1 The Seller hereby undertakes to sell and the Buyer hereby undertakes to purchase all the business shares in the Company free from all liens, charges, encumbrances and other third party rights of any nature and together with all rights of any nature whatsoever now or hereafter attached to them.

3.2 Dividend, if any, for the Financial Year 1996 will be for the benefit of the Buyer.



            PAYMENT OBLIGATION OF THE BUYER

4.1 The amount of $800,000 USD (in words: eight-hundred thousand) is agreed as the purchase price of the business shares.

4.2 Buyer has escrowed $400,000 (in words: four hundred thousand U.S. dollars to the bank account of Sarkadi and Associates Law Office (as Bailee) on December 4, 1996. Based upon the signing of the present Business Share Purchase Agreement and the Shareholder's Agreement (as stipulated under Article 12) the Seller is authorized to receive the escrowed $400,000 USD in cash as the first part of the purchase price no later than 16 December, 1996. The second part of the purchase price, the $400,000 USD of shall be paid to the seller on January 2, 1997, latest by handing over to the Seller, or to other legal entities nominated by the Seller in a separate letter addressed to the Buyer, two HTEL common stock certificates each with a value of US$200,000. The concerned Parties agree that they will sign a Protocol concerning the handing over of the stock certificates.

a.
Buyer undertakes, according to the stipulated terms of the Shareholders Agreement to buy back from the Seller (or from the nominated legal entity) the HTEL common stock certificates of US$
200,000 against cash payment of US$ 200,000, not later than May
15, 1997.

The other HTEL common stock certificate of US$ 200,000 is at the disposal of the Seller without any restrictions from the date of handing over.

b.
The obligations of the Buyer stipulated under 4.2 a. are guaranteed by EUnet Hungary based on a separate written guarantee. HTEL guarantees that EuroWeb, the company into which EUnet Hungary will be merged according to article II 1.1 of the Shareholders Agreement, will honor this commitment of EUnet Hungary. Moreover, HTEL guarantees that EuroWeb also will provide a guarantee for above mentioned obligations of HTEL.

4.3 Parties agree that the price of the stocks that will determine the number of the HTEL common stocks is US$ 2.5/shares, which results in 80,000 shares for each certificates.

4.4 The Buyer obtains the exclusive ownership right to the business shares on January 2, 1997.

If Buyer fails to hand over the stock certificates to the Seller until January 2, 1997 the ownership right is not transferred to the Buyer and the Seller shall be authorized to terminate the agreement without any compensation to the Buyer, and Seller shall be entitled to keep the already paid US$ 400,000, as the amount of an indemnification.

Seller undertakes to exercise its powers in relation to the Company so as to ensure that the Company, during the period between December 12, 1996 and the date of the transfer of the ownership right performs its customary business activity only.



                      WARRANTIES

5. The Seller warrants in respect of the Company as follows:

5.1.1 The Seller is the legal and beneficial owner of the business shares free from all encumbrances or claims whatsoever created by or through the Sellers.

5.1. 2    The Company has been investigated by the Buyer under
the process of Due Diligence, as stipulated in the Memorandum of Understanding. Buyer was entitled to make a thorough examination of the Company. Due Diligence process was accomplished on December 6, 1996 and was successful as stated in the Protocol signed by the Parties on December 10, 1996. Seller warrants that information's received by the Buyer under the process of Due Diligence are correct.

5.2  The Buyer warrants that:

5.2.1 by handing over the stock certificates to the Seller or to the nominated legal entity, the Seller or the nominated legal entity will be in the legal position to dispose over the HTEL common stocks from the date of the handing over, no other documents are needed for establishing the unrestricted ownership right over the common stocks.

5.2.2     the stock certificates provided as stipulated under article
4.2 are endorsed by the Buyer to the Seller, or to the other legal entity nominated by the Seller, and are endorsable by the Seller or by the nominated legal entity without any restrictions from the date of the handing over.



                LIMITATION OF LIABILITY

6. The Seller undertakes to indemnify the buyer for the proved damages only which may arise out of or in connection with a breach of the above-mentioned warranties stipulated under Article 5.1. but in any case the liability of the Seller is limited up to the amount of 20 MHUF.



                     MISCELLANEOUS

7. In the case that further contractual documents are necessary for the purpose of execution of the Purchase Agreement the Parties undertake to issue and sign the obligatory documents in the required form.

8. This Agreement shall be governed by the laws of Hungary.

9. Any dispute, controversy or claim arising out of or in connection with this Agreement or the breach, termination or invalidity thereof shall be finally settled by arbitration in Arbitration Court organized at the Hungarian Chamber of Commerce, in accordance with its rules. The tribunal shall be composed of three arbitrators. The language to be used in the proceedings shall be English.

10. The individual persons signing this agreement on behalf of the Buyer and the Seller confirm by their signature that they are fully entitled and allowed to represent the Buyer and the Seller, that no further signatures are required to constitute an agreement legally binding to the Parties. The Parties hereto warrant, that the officers mentioned below have the signing and representation authority to conclude the present agreement.

11. The Buyer recognizes the obligations of the Company to the Seller, which payment obligations shall be arranged according to the agreed terms of the Protocol signed by the Parties on December 10, 1996.

12. Simultaneously with concluding the present Business Share Purchase Agreement the Shareholders Agreement is concluded by the Parties which regulate future cooperation of the present Parties and the Company. Parties agree that the agreements mentioned above are to be deemed as a contractual agreement as a whole.

13. Save as article 12 of the present agreement, contracting Parties state that except the Protocol signed by the Parties on December 10, 1996, other documents made earlier in the subject of sale (minutes, memorandums, etc.) are regarded invalid with the signing of the present Agreements and exclusively the directions of the Agreements are authoritative to their legal relationship. Any modifications of the Agreements may be done in written form only, any verbal amendment and modification will not be effective.

14. This Agreement is binding for the Parties and enters into force upon signing by both Parties.

The Seller is authorized to cancel immediately this Agreement without any compensation to the Buyer, and shall be entitled to claim back the ownership right of the Company shares and to keep the US$ 400,000 as the amount of compensation and be entitled to claim for further compensation for the damages and cost suffered if the Buyer does not fulfil its obligations, especially those stipulated in article 5.2 of the present agreement.

Buyer undertakes to indemnify, save and hold harmless the Seller for any and all costs or loss of profit which may arise out of or in connection with the breach of the terms of this agreement.

15. Parties warrant that the information they gathered they will keep as business secrets and will not make them known to a third party. The obligations of confidentiality in this article shall survive the termination of this agreement.

16. Costs which arise out of or in connection with the execution of this Agreement in the Court of Registration shall be borne by the Company. The costs and fees for legal consultation shall, however, be borne by each Party itself.

The Parties to the Agreement have read the present Agreement and have interpreted it collectively and have properly signed four copies in English in simultaneous presence of two witnesses as being completely in agreement with their will.

December 13, 1996



/s/ Laszlo Szonyi             /s/ Richard Fry
Laszlo Szonyi                 Richard Fry, HTEL


Before us as witnesses:

Name:     JWC Sparkman         Name: Kren Emil